Exhibit 10(gg)

LEASE AGREEMENT

This Lease Agreement (the "Lease") is made and executed between RUSH TRUCK CENTERS OF TEXAS, L.P. ("Landlord"), and LUBYS RESTUARANTS LIMITED PARTNERSHIP ("Tenant"), as of October 15, 2002 (the "Effective Date"), pursuant to the terms of which the parties hereto contract and agree as follows:

SECTION 1
Leased Premises

This Lease shall pertain to a portion of the real property located at 2301 Crockett, Houston, Harris County, Texas, (the "Crockett Street Property"), consisting of approximately 17,000 square feet, together with all rights, privileges, and appurtenances belonging to or in any way pertaining thereto (hereafter collectively referred to as the "Leased Premises"). A copy of the site plan of the Crockett Street Property, with the Leased Premises being outlined in red, is attached hereto and incorporated herein for all purposes.

SECTION 2
Initial and Renewal Terms of Lease

This Lease shall be for an initial term of one-year (the "Initial Term"), commencing on November 1, 2002 (the "Commencement Date") and ending on October 31, 2003.

Renewal; Automatic. Upon the expiration of the initial term of this Lease, provided this Lease has not been previously terminated pursuant the provisions of this Lease as may be set forth elsewhere herein, this Lease shall automatically renew for two additional one (1) year Renewal Terms, unless on or before 90 days prior to the then current Expiration Date of this Lease, either party has given notice of such party's intention not to renew this Lease for an additional one (1) year Renewal Term.

SECTION 3
Early Termination of Lease by Landlord

Landlord may at any time during any term of this Lease, upon ninety (90) days written notice (an "Early Termination Notice"), terminate and cancel this Lease, in which event this Lease shall terminate as of the date specified in such Early Termination Notice.

SECTION 4
Approved Use of Leased Premises

The Leased Premises shall be used for the purpose of storing restaurant furniture and equipment and for the assembly of restaurant equipment, including light welding, and for no other purpose. In no event shall Tenant store toxic or hazardous substances on the Leased Premises without Landlords prior written approval.

SECTION 5
Rental Payments

During the Initial Term and any Renewal Term of this Lease, Tenant shall pay Landlord, at the address of Landlord, as set forth below, or such other address as Landlord may direct in writing, Rent in the amount of $3,500 per month, on the first day of each month, commencing November 1, 2002.

Tenant shall be liable for, and Landlord may collect a late charge of five cents ($0.05) for each dollar of Rent unpaid by the eleventh (llth) day of each month, such charge to be addition to and not in lieu of any other remedy of Landlord hereunder. Tenant agrees that such charges are necessary and reasonable in light of the expenses and loss of income caused by late payments.

Tenant shall make all rental payments in full. Payment or receipt of a rental payment of less than the amount stated in this lease shall be deemed to be nothing more than partial payment of that month's account.  Under no circumstances shall Landlord's acceptance of a partial payment constitute accord and satisfaction. Nor will Landlord's acceptance of a partial payment forfeit Landlord's right to collect the balance due on the account, despite any endorsement, stipulation, or other statement on any check.

SECTION 6
Insurance

Tenant shall obtain appropriate general liability, worker's compensation, theft and other coverage in such amounts and from such companies as are mutually agreeable to the parties to the lease. Tenant shall have complete responsibility for obtaining insurance covering all personal property stored or placed in and about the Leased Premises and Landlord shall have no responsibility for the same. Landlord shall be a named as an additional insured on each liability policy. Landlord shall maintain all insurance on the Leased Premises in such amounts and from companies, as Landlord, in Landlord's sole judgment and discretion, deems advisable and appropriate. Tenant shall have no interest in any insurance obtained by Landlord or the proceeds thereof.

Landlord and Tenant, in behalf of themselves and all parties claiming under them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard or in connection with property on or activities conducted on the Leased Premises, which are covered or required hereunder to be covered in whole or in part by insurance on the Leased Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release shall not operate in any case where the effect is to invalidate or increase the cost of such insurance coverage (provided, that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, hereby keeping such release and waiver in full force and effect).

SECTION 7
Access of Landlord; For Sale or For Lease Signs

Tenant shall allow Landlord full and complete access to the Leased Premises for the purpose of examining the Leased Premises to ascertain that the Leased Premises is in good repair and in clean and sanitary condition. Landlord shall have the right, at all times during the term of this Lease, as it may be renewed, between the hours of 8:00 a.m. and 6:00 p.m., Monday through Saturday, as well as any other hours Tenant's representatives are at the Leased Premises, to show the Leased Premises to prospective purchasers. During the last 90 days of the Initial Term or any Renewal Term, Landlord shall also have the right to show the Leased Premises to prospective lessees, unless the Lease has been renewed, as provided for herein.

SECTION 8
Operation, Care and Use of Leased Premises

Tenant shall comply with all present and future governmental laws, ordinances and regulations applicable to the use of the Leased Premises, including but not limited to compliance with all applicable federal, state, and local laws relating to protection of public health, welfare, and the environment (Environmental Laws"), with respect to Tenant's use and occupancy of the Leased Premises and Tenant shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisance or any non-compliance in, upon or connected with the Leased Premises.

Tenant shall not, without the Landlord's prior written consent, keep anything within the Leased Premises (or use the Leased Premises for any purpose) which increases the insurance premium cost or invalidates any insurance policy carried on the Leased Premises or other parts of the Property.  If Landlord should consent to such use or occupancy by Tenant, Tenant shall pay on demand, as additional rent, the additional insurance premiums resulting from such use or occupancy. All property kept or stored or maintained within the Leased Premises by Tenant shall be at Tenant's sole risk.

Tenant shall take good care of the Leased Premises and keep the same in a clean and attractive condition, and free from waste, dirt, rubbish or nuisance at all times. Tenant shall keep any service-ways, and loading areas adjacent to the Leased Premises neat, clean and at all times, and shall store all trash and garbage within the Leased Premises, arranging for the regular pick-up of such trash and garbage at Tenant's expense. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only at such locations, and subject to such regulations as Landlord may from time to time prescribe.

SECTION 9
Surrender of Leased Premises Upon
Termination of Lease

Unless the Lease has been renewed as provided for herein, at the expiration of the Initial Term or any Renewal Term, Tenant shall surrender the Leased Premises in as good condition as it was in at the beginning of such term, reasonable use and wear and damages by the elements excepted.

If Tenant does not vacate the Premises following termination of this Lease, Tenant will become a tenant at will and must vacate the Premises on receipt of notice from Landlord. It is agreed and understood that any holding over by Tenant of the Leased Premises after the expiration of this Lease shall operate and be construed as a tenancy from month to month (the "Holdover Period") at a rental equal to 150% of the Minimum Monthly Rent herein provided, as such rental is then adjusted as herein provided (the "Holdover Rental"), and subject to any Percentage Rent. The accrual or payment of such Holdover Rental shall not provide Tenant with any rights of occupancy or any other rights under the Lease during the Holdover Period. Tenant shall remain in the possession of the Leased Premises solely at the sufferance of Landlord and Landlord shall be entitled to pursue all of its remedies against Tenant during such Holdover Period, including but not limited to seeking Tenant's eviction, notwithstanding the accrual and/or payment of such Holdover Rental.

SECTION 10
Events of Default and Landlord's Remedies

An "Event of Default" shall occur, as follows:

A.	Rent. If Tenant shall be in default of the prompt payment, when due, of any installment of basic rent or additional rent.

B.

Breach.  If Tenant shall default in observing, performing, or keeping any term, provisions, covenant or condition of this Lease on Tenant's part to be kept, observed, or performed, other than for the payment of Rent, and shall not cure such default after Landlord gives Tenant twenty (20) days written notice thereof, or, if any default cannot be cured completely within such period, Tenant does not promptly commence to cure such default within such period and thereafter proceed with due diligence to cure the same.

C.

Insolvency. If Tenant is unable to meet its obligations as they become due, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, or takes the benefit of any insolvency act, or a permanent receiver or trustee in any insolvency act, or a permanent receiver or trustee in bankruptcy is appointed for Tenant's property and such appointment is not vacated within Thirty (30) days. For these purposes, "Tenant" shall mean the Tenant then in possession of the Leased Premises.

D.	Abandonment. If the Leased Premises becomes vacant or deserted for a period of Three (3) days.

E.

Assignment. If this Lease is assigned or the Leased Premises sublet other than in accordance with the lease terms; provided, however, it shall not be a violation of this subsection if: (1) Tenant assigns part or all of its obligations hereunder to an entity that is an affiliate of the Tenant and which is subject to the same ultimate controlling ownership as that of the Tenant; or (2) said assignment or subletting is authorized in advance by Landlord.

Remedies Upon Default. Upon the occurrence of an Event of Default, Landlord shall be entitled, but not required, to exercise certain remedies, as follows:

A.

Termination. Terminate this Lease as completely as if that were the date Landlord terminates the Lease were the date for the expiration hereof as specified in the Lease and, in such event, Tenant shall then surrender the Leased Premises to Landlord. Upon the termination of this Lease, Landlord may terminate any sublease then in effect, without the consent of the subtenant.

B.	Detainer action. File a Detainer action to have Tenant removed and evicted from the Leased Premises.

C.	Take Possession of Leased Premises. Without any formal demand or notice, reenter the Leased Premises by any lawful means and remove Tenant therefrom without being liable for any damages therefor.

D.	Deficiency. If this Lease terminates as provided in this Section, Landlord may at any time recover from Tenant the amount by which Landlord has been damaged as a result of Tenant's default.

E.	Other Lawful Remedies. Pursue any other remedy allowed by law.

Statutory Notice.  Nothing in this Section shall be deemed to require Landlord to give Tenant any notice, except as required by statute, before the commencement of any unlawful detainer action for nonpayment of any basic rent or additional rent.

Time of Essence.  Time is of the essence of this Lease with respect to Tenant's performance of its obligations hereunder.

SECTION 11
Security Interest and Lien on Tenant's Improvements
And Personal Leased Premises

Landlord shall have a security interest and first lien paramount to all others on every right and interest of Tenant in and to this Lease, on any improvement on or hereafter placed on the Leased Premises, and on all furnishings, equipment, fixtures, or other personal property of any kind belonging to Tenant, or the Tenant's equity therein, on the Leased Premises.  The security interest and lien are granted for the purposes of securing payment of rents, taxes, assessments, charges, liens, penalties, and damages, and of securing the performance of all of Tenant's obligations under this Lease. The security interest and lien shall be in addition to all other rights granted to Landlord under present or future laws of this state. Tenant shall execute such financing statements and such other instruments as are reasonably required by Landlord to perfect such security interests.

SECTION 12
Injunctive Relief By Landlord Against Tenant
or Others - Cumulative Remedy

Any violation, attempted violation, or threatened violation of any condition of this Lease by Tenant, or anyone claiming under it, shall be remediable by injunction, which shall be a cumulative remedy in addition to every other remedy given by this Lease or by existing or future laws.

SECTION 13
Right Of Entry To Make Necessary Repairs
No Liability For Disturbance

Landlord or its agent shall be permitted to enter the Leased Premises at all reasonable times during usual business hours for the purpose of inspecting the Leased Premises and making any necessary repairs to the Leased Premises and performing any work therein that may be necessary by reason of the Tenant's default under the terms of this lease.

Landlord reserves the right to install, maintain, use repair and replace ducts, pipes wires and conduits through the walls, floors and ceilings of the Leased Premises serving other parts of the Property and the right to install, maintain, use, repair and replace equipment, signs, antennas, displays and other objects upon the roof of the Leased Premises.

Nothing herein shall imply any duty upon the part of the Landlord to do any such work which under any provision of this Lease the Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default. Landlord may during the progress of any work on or in the Leased Premises keep and store upon the Leased Premises all necessary materials, tools and equipment.

Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant or the subtenants of Tenant by reason of making such repairs or the performance of any such work on or in the Leased Premises, or on account of bringing materials, supplies, and equipment into or through the Leased Premises during the course of such work, and the obligations of Tenant under this lease shall not thereby be affected in any manner.

SECTION 14
Destruction By Casualty
(Election To Discontinue Operations)

In the event of a casualty to the Leased Premises, Landlord shall not be obligated to restore the Leased Premises.  In addition, all insurance proceeds covering such casualty, under any policy relating to the Leased Premises, shall become the property of Landlord. Tenant shall co-operate fully in assisting Landlord in the processing of any claims, and shall make such assignments and sign such other documents as are required by an insurer to give effect to this Lease. However, in the event any portion of the Leased Premises is damaged or destroyed to such an extent that Tenant, in its sole discretion, elects to discontinue operations, or shall Landlord, in its sole discretion, elect not to restore the Leased Premises, either party may cancel this Lease by giving the other party notice of its election and this Lease shall terminate and shall become null and void Thirty (30) days after said notice.

SECTION 15
Rental & Security Deposit

No security deposit or other rent prepayment is due and payable pursuant to the terms of this Lease.

SECTION 16
Severability

In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions thereof and this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 17
Cumulative Remedies

The rights and remedies provided by this Lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise, and may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

SECTION 18
Taxes and Utilities

Landlord shall pay all current real estate taxes and special assessments lawfully levied or assessed against the Leased Premises. Tenant shall pay all current personal property taxes and special assessments levied or assessed against all personal property placed by Tenant in and about the Leased Premises. Landlord shall pay for the existing utilities furnished to the Leased Premises, but shall not be required to provide for any additional utilities. Landlord shall not be liable for any interruption whatsoever, nor shall Tenant be entitled to claim any right of offset due to any interruption of service. Tenant's sole remedy in the event of an interruption in utility service, which lasts longer than 7 consecutive days is to terminate this Lease by written notice, in which event this Lease shall terminate on the latter of 10 days after the date of such notice or the date Tenant vacates the Leased Premises after having given such notice of termination. In no event shall Tenant be entitled to a return or refund of Rent paid prior to such termination.

SECTION 19
Alterations and Improvements

Tenant shall not create any openings in the roof or exterior walls, nor make any alterations or capital improvements to the Leased Premises without the prior consent of the Landlord. All non-structural alterations, additions and improvements that are made by Tenant shall become the property of Landlord at the termination of the Lease; however, the Tenant shall promptly remove, if Landlord at its sole option so elects, all alterations, additions and improvements, and any other property placed in the Leased Premises by Tenant, who shall be responsible for any damage caused by such removal. Tenant has erected a fence separating the Leased Premises from the remainder of the building in which the Leased Premises is located. Unless otherwise instructed by Landlord, Tenant shall remove the fence at the termination of the Lease and repair any damage to the Leased Premises caused by such removal. Tenant understands that Landlord may lease space adjoining the Leased Premises to other tenants and that in the course of such activities, may erect a more permanent and substantial partition separating the Leased Premises from such other space. In such event. Landlord shall have the right to remove the fence in order to replace the fence with a more permanent and substantial partition, without any liability to Tenant for such removal and/or destruction of the fence and Landlord shall have the right to enter into and upon the Leased Premises for the purpose of constructing such partition.

SECTION 20
Waiver of Subrogation

Both parties hereto waive any and every claim which arises or may arise in this favor and against the other party hereto during the terms of this Lease or any renewal term thereof for any and all loss of, or damage to any of its property located within or upon, or constituting a part of, the Leased Premises, which loss or damage is converted by valid and collectible fire and extended coverage insurance policy, to the extent that such loss or damage is recoverable under said policy. Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties hereto. Inasmuch as the above-stated mutual waivers will preclude the assignment of any claim by way of subrogation or otherwise to an insurance company (or any other person), each party hereto hereby agrees immediately to give each insurance company which has issued to its policies of fire and extended coverage insurance written notice of the terms of said mutual waivers, and to have said policies properly endorsed, if necessary, to prevent the invalidation of the coverage by reason of said waivers.

SECTION 21
Quiet Enjoyment

Landlord warrants that it has full right and power to execute and perform this Lease and that the Tenant, on payment of the rent and performing its covenants hereunder, shall peacefully and quietly have, hold and enjoy the Leased Premises during the full term of this Lease has any extension or renewal hereof. Notwithstanding the foregoing. Tenant understands that Landlord may lease other portions of the Crockett Street Property to other tenants and Tenant agrees that Landlord shall have no obligation to provide Tenant with any security with respect to such other Tenants or the public in general and Tenant agrees to be solely responsible for its own security and the security of its property located in or about the Leased Premises and to provide its own insurance coverage to protect itself against any losses as the result of any theft or destruction, which may be caused by such other Tenants, their agents and invitees. Tenant's sole remedy for a violation of the warranty and covenant of quiet enjoyment shall be to terminate this Lease.

SECTION 22
Parties Have Relationship Of Landlord and Tenant
Not Principal-Agent, Partners, or Joint Venturers

Nothing contained in this Lease shall be deemed or construed to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Landlord and Tenant. It is expressly understood and agreed that neither the computation of rent nor any other provisions contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

SECTION 23
Indemnity

Landlord shall not be liable for and Tenant agrees to indemnify and save harmless Landlord and its affiliates and their agents, servants, directors, officers and employees (collectively, the "Indemnitees") from and against any and all liabilities, damages, claims, suits, costs (including costs of suit, attorneys' fees and costs of investigation) and actions of any kind arising or alleged to arise by reason of injury to or death of any person or damage to or loss of property occurring on, in, or about the Leased Premises or by reason of any other claim whatsoever of any person or party occasioned by any act or omission on the part of Tenant or any invitee, patron, licensee, employee, director, officer, agent, servant, owner, contractor, subcontractor, or tenant of Tenant, or on the part of any person entering the Leased Premises under the expressed or implied invitation of Tenant, or any breach, violation or nonperformance of any covenant of Tenant under this Lease, whether such liability, claims, suits, costs, injuries, deaths, or damages arise from or are attributed to the concurrent negligence of any Indemnitee. If any action or proceeding shall be brought by or against any Indemnitee in connection with any such liability or claim, Tenant, on notice from the Indemnitee, shall defend such action or proceeding, at Tenant's expense, by or through attorneys reasonably satisfactory to the Indemnitee.  The provisions of this Section shall apply to all activities of Tenant with respect to the Leased Premises, whether occurring before or after execution of the Lease. Tenant's obligations under this Section shall not be limited to the limits or coverage of insurance maintained or required to be maintained by Tenant under this Lease.

SECTION 24
Eminent Domain

If more than ten percent (10%) of the floor area of the Leased Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, either party may terminate this Lease and the rent shall be abated during the unexpired portion of this Lease, effective on the date physical possession is taken by the condemning authority. In no event shall Tenant have any interest in or claim to any award by any condemning authority, with the right to all such awards being the sole property of Landlord.

SECTION 25
Miscellaneous Terms And Provisions

This Lease shall be subject to miscellaneous terms and provisions, as follows:

A.

Amendment. This Lease shall not be amended, modified, superceded or cancelled unless in writing and signed by the parties referring to this Lease and demonstrating intent to so amend, modify, supercede or cancel it.

B.	Binding Effect. This Lease shall be binding and conclusive upon and inure to the benefit of and be enforceable by the respective parties hereto and their successors and assigns.

C.	Construction. This Lease represents the mutual agreement of the parties and shall not be construed more strongly against or in favor of either party.

D.

Counterparts. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall be construed together and shall constitute one instrument. This Lease shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

E.

Damages; Limitation. To the maximum extent permitted by applicable law, no party nor any of its affiliates or suppliers will be liable for any indirect damages (including, without limitation, consequential, special or incidental damages, damages for loss of profits or revenues, business interruption, or loss of business information) arising from or in connection with this Lease or any of the Documents, or any breach of the terms thereof, even if advised of the possibility of such damages or if such possibility was reasonably foreseeable. This exclusion of liability does not apply to a party's liability to another party for: (i) willful misconduct; (ii) violation of any indemnity provisions of this Lease; or (iii) violation of its confidentiality obligation or of another party's intellectual property rights.

F.

Entire Agreement. This Lease, together with any schedules and other documents to which it refers, supersedes any and all other agreements, either oral or in writing, between or among the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to said matter. Each party to this Lease acknowledges that no representations, inducements, promises or agreement, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not invited herein and that no other agreement, statement or promise not contained in this Lease shall be valid or binding.

G.

Execution and Delivery by Facsimile Transmission. If this Lease or any document executed in connection with this Lease is delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen (a "fax"), such execution and delivery shall be considered valid, binding and effective for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

H.

Execution of Other Documents; Further Action. Each party shall, on demand, execute or obtain such other documents or instruments and corrective filings or instruments and use all commercially reasonable efforts to do or cause such other things as may be reasonably necessary or desirable to effect the provisions and purposes of this Lease.

I.

Expenses of Negotiation.  Whether or not the transactions contemplated hereby are consummated, each of the parties will pay all costs and expenses of its or his performance of and compliance with this Lease.

J.

Fees and Expenses of Actions. If any arbitration proceeding, administrative proceeding or any legal action, at law or in equity (an "Action"), is commenced, including an Action for declaratory relief, to enforce or interpret the terms of this Lease, or any document or instrument executed in connection with or pursuant to this Lease, or involving any controversy or claim between or among the parties to this Lease, whether sounding in contract, tort or statute, whether through arbitration, probate, bankruptcy, receivership or other judicial or administrative proceeding, the prevailing party in such Action (the "Prevailing Party") shall be entitled to recover reasonable attorney's fees, paralegal costs, expert witness and consulting expert fees and costs, and other expenses, costs and necessary disbursements incurred by such Prevailing Party in the investigation, preparation, pursuit or defense of any claim asserted by any party in such Action (including allocated costs for in-house legal services), in addition to any other relief to which the Prevailing Party may be otherwise entitled, at law or hereunder, in the amount determined by the fact-finder (s) or arbitrator (s).

K.

Force Majure. Whenever a period of time is herein provided for Landlord to do or perform any act or thing. Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such periods of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, national emergency, acts of public enemy, governmental restrictions, laws or regulations, or any other cause or causes, whether similar or dissimilar to those enumerated, beyond Landlord's reasonable control.

L.	Gender and Number. Unless otherwise required by context, the genders shall include each other and the singular shall include the plural and the plural the singular.

M.

Headings, Etc.  Headings, table of contents, captions, titles and marginal notations are for convenience only and shall not limit or restrict the interpretation or construction of the passage(s) to which such headings, table of contents, captions, titles and notations may relate.

N.

Governing Law; Jurisdiction and Venue; Performance. Except to the extent that the laws of the United States may apply or otherwise control this Lease, the rights and obligations of the parties hereunder shall be governed by, construed and interpreted in accordance with the laws of the State of Texas, without regard to conflict of law principals. Bexar County, Texas shall be the proper place of venue to enforce payment under the performance of this Lease.

O.

Schedules, Addenda and Exhibits. All schedules, addenda and exhibits shall be a part of this Lease for all purposes. Schedules, addenda and exhibits shall be changed from time to time as the parties may agree. When schedules, addenda and exhibits are changed, they shall be redrafted in accordance with agreed changes, dated as of the effective date of such change and signed by the parties.  Copies of changed schedules, addenda and exhibits shall be furnished to each party and such changed schedules and exhibits shall become a part of this Lease for all purposes.  Schedules, addenda and exhibits, which have been changed, shall cease to be a part of this Lease, and the most recently dated schedule, addendum and exhibit, signed by all parties, shall govern.

P.

Survival of Covenants.  All covenants, agreements, representations and warranties made by a party to this Lease, and in any other documents, schedules or instruments referred to herein shall survive the execution and delivery of this Lease. All such covenants, agreements, representations and warranties shall be binding upon any successors and assigns of the party giving the same.

Q.

Third Party Beneficiaries; None Created. Nothing express or implied in this Lease is intended to confer, nor shall anything herein confer, upon any person other than the parties hereto and the respective successors or assigns of the parties hereto, any rights, remedies, obligations or liabilities whatsoever.

R.

Waiver. No waiver of any term of this Lease shall be valid unless it is in writing and signed by both parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Lease, or of the breach of any term, provision, representation, warranty or covenant contained in this Lease, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

S.

Notices. Any notice to be given or to be served upon any party hereto, in connection with this instrument, must be in writing and may be given in person or by: courier; overnight delivery service or Express Mail; facsimile transmission;

or, certified or registered mail. Such notice shall be deemed to have been given and received: when actually received, in the case of hand delivery, overnight delivery service or Express Mail; when a certified or registered letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States mail;

and, if given by facsimile transmission, it shall be deemed to have been given when its transmission is confirmed by the transmitting facsimile machine as received by the party to whom it is addressed. Any party hereto may, at any time by giving five (5) days written notice to the other party hereto, designate any other address and/or facsimile telephone number in substitution of the following address and facsimile telephone number to which such notice shall be given:

TO: Landlord
Mailing Address:
Rush Truck Centers of Texas, L.P. c/o Rush Enterprises, Inc. P.O. Box 34630 San Antonio, TX 78265-4630 Attention: Legal Department

Physical Address:
Rush Truck Centers of Texas, L.P. c/o Rush Enterprises, Inc. 555 South IH 35 New Braunfels, Texas 78130 Attention: Legal Department TELECOPY NO.: (830) 626-5307

TO: Tenant
Mailing and Physical Address:
Lubys, Inc. 2211 N.E. Loop 410 San Antonio, Texas 78217-4673 Attention: Real Estate Department TELECOPY NO.: (210) 871-7464

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SECTION 26
Status of Leased Premises

TENANT ACKNOWLEDGES THAT IT HAS FULLY INSPECTED THE LEASED PREMISES.  TENANT HEREBY ACCEPTS THE LEASED PREMISES "AS IS" AND ACKNOWLEDGES THAT THE LEASED PREMISES IS SUITABLE FOR THE PURPOSES FOR WHICH THE SAME ARE LEASED IN THEIR PRESENT CONDITION.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

In agreement whereof, the parties execute this Lease in multiple originals as of the Effective Date.

TENANT:	LANDLORD:

LUBYS RESTAURANTS LIMITED PARTNERSHIP	RUSH TRUCK CENTER OF TEXAS, OF TEXAS, L.P.

BY: LUBYS, INC., ITS GENERAL PARTNER	BY: RUSHTEX, INC., ITS GENERAL PARTNER

By: /s/Peter Tropoli Name: Peter Tropoli Title: Senior V.P.	By: /s/W.M. RUSH W.M. "Rusty" Rush, President

FIRST AMENDMENT TO
LEASE AGREEMENT

This First Amendment to Lease Agreement (the "Amendment") is entered into between PAPPAS RESTAURANTS, INC., a Texas corporation, herein called "Landlord", and LUBY'S RESTAURANTS LIMITED PARTNERSHIP, as "Tenant, to be effective August 1, 2003, for the purpose of amending that one certain Lease Agreement entered into between Rush Truck Centers of Texas, L.P., predecessor-in-interest to Landlord, and Tenant effective October 15, 2002 (the "Lease", including all addendum thereto). The terms of this Amendment shall be construed as a part of the terms of the Lease in all respects. In the event the terms, covenants or conditions of this Amendment conflict with the terms, covenants or conditions of the Lease, the terms of this Amendment shall control.

WHEREAS, Tenant has requested, and Landlord has agreed, to lease an additional 10,000 square feet of warehouse space contiguous to the existing Leased Premises ("Additional Space"), in accordance with the terms of this Amendment.

NOW, THEREFORE, for and in consideration of the mutual agreements set out hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.	The recital set forth above is true and correct.

2.	The Leased Premises shall mean 27,000 square feet of warehouse space located at 2301 Crockett Street, as more particularly described on Exhibit "A", attached hereto.

3.	Effective as of August 1, 2003, the monthly rent identified in Section 5 of the Lease shall be increased to Five Thousand Five Hundred Fifty-Nine and No/100 Dollars ($5,559.00).

4.	At Tenant's option and expense, Tenant may finish out the Additional Space, in accordance with the requirements of Section 19 of the Lease.

5.	Landlord and Tenant confirm and agree that, in ail other respects, the Lease remains in full force and effect.

6.	Except as otherwise defined herein, all terms used herein shall have the same meaning as they have in the Lease.

7.	The parties agree that for purposes of the execution of this Amendment, facsimile copies of signatures shall be sufficient to bind the parties hereto.

8.

This Amendment may be executed in multiple counterparts, each of which shall be fully executed as an original and all of which together shall constitute one and the same instrument. The counterparts bearing facsimile signatures shall be deemed to constitute originals and shall bind the parties hereto.

EXECUTED in multiple originals to be effective as of the date set forth above.

PAPPAS RESTAURANTS, INC., a Texas corporation

By:	/s/Frank Hubbard

Name:	Frank Hubbard
Title:	Controller

LUBY'S RESTAURANTS LIMITED PARTNERSHIP, a Texas limited partnership
By: LUBY'S MANAGEMENT, INC., a Delaware corporation, General Partner

By:	/s/Bill Gordon

Bill Gordon Vice President-Real Estate